Exhibit 10.1

LEASE TERMINATION AGREEMENT

This Lease Termination Agreement (the “Lease Termination Agreement”) is made as of February 29, 2008, by and between 2 Corporate Drive, LLC (hereinafter referred to as “Landlord”), and Clayton Services, Inc. (hereinafter referred to as “Tenant”).

WHEREAS, Robert D. Scinto and BrandDirect Marketing, Inc. entered into a lease dated March 5, 1999 which lease was assigned to The Clayton Group., Inc. and Clayton National, Inc. and was then subsequently assigned to Clayton GRP, Inc. which is now known as Clayton Services, Inc., which lease was amended by a First Amendment of Lease dated August 31, 1999, an amendment dated February 10, 2004 that was also mistakenly labeled as the First Amendment of Lease (which shall hereinafter be referred to as the “February 10, 2004 Amendment”), a Second Amendment of Lease that was not fully executed, a Third Amendment of Lease dated March 31, 2004, a Fourth Amendment of Lease dated August 30, 2004, a Fifth Amendment of Lease dated December 13, 2004, and a Sixth Amendment of Lease dated January 11, 2005, all for the lease of space in Landlord’s building at Two Corporate Drive, Shelton, Connecticut (the March 5, 1999 lease and all amendments thereto hereinafter referred to collectively as the “Lease”),

WHEREAS, Landlord and Tenant wish to terminate the Lease effective as of 12:00 Midnight (EST) on March 31, 2008 (the “Termination Date”); and

WHEREAS, Landlord and Tenant wish to be released from any and all liabilities and obligations in connection with the Lease and the Leased Premises from and after the Termination Date.

NOW, THEREFORE, in consideration of the mutual agreements, covenants and promises contained herein, the parties hereto do hereby agree as follows:

1.             Surrender of Premises.  Tenant agrees to vacate the Leased Premises on or before the Termination Date.

2.             Lease.  The Lease shall remain in full force and effect until the Termination Date.

3.             Release.  The Lease is hereby terminated, and neither Tenant nor Landlord shall have any further rights or obligations there under, effective on the Termination Date. The parties hereby release, relinquish and discharge each other from any and all claims of any type arising out of or in any way related to the Lease or the Leased Premises from and after said Termination Date. It is understood and agreed that this is a full and final release of any and all claims resulting or arising out of such Lease, except any claim for conduct, acts or omissions of either Landlord or Tenant during the period between the date of execution of this Lease Termination Agreement and the Termination Date or any obligations created by this Lease Termination Agreement.

4.             Termination Payment.  Tenant agrees to pay Landlord a payment of $500 000.00 (the “Termination Payment”) which payment must be made in good funds with the execution and delivery of this Lease Termination Agreement or prior thereto for the termination to be effective.

5.             Authority.  Landlord and Tenant represent and warrant that they have the power and authority to execute this Lease Termination Agreement and to perform the covenants contained herein, and that there are no third party approvals required to execute this Lease Termination Agreement or to comply with the terms and provisions contained herein.

6.             Consent of the Parties.  Each party represents and warrants to the other party that it has thoroughly read and reviewed the terms and provisions of this Lease Termination Agreement, that the terms and provisions hereof are clearly understood by it and have been fully and unconditionally consented to by it, and that has made and entered into this Lease Termination Agreement freely and voluntarily, and that it is not relying upon any representations or warranties made by the other party of any type, except as set forth herein.

7.             Entire Agreement.  This Lease Termination Agreement contains the entire agreement between the parties.

8.             Binding Effect.  The covenants contained herein shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

9.             Execution/Counterparts/Facsimile.  This Lease Termination Agreement shall only be valid when both Landlord and Tenant have executed it. This Lease Termination Agreement may be executed in counterparts as well as by facsimile, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

10.           Attorneys’ Fees.  In any action or proceeding to enforce this Lease Termination Agreement, including any appeal, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and costs.

11.           Governing Laws.  This Lease Termination Agreement shall be construed in all respects in accordance with, and governed by the laws of the state in which the Leased Premises is located.

12.           Captions.  The captions and headings used in this Lease Termination Agreement are for convenience only and shall be of no legal effect or consequence.

“LANDLORD”	“TENANT”

2 Corporate Price, LLC	Clayton Services, Inc.

/s/ Robert D. Scinto	/s/ Frederick C. Herbst
By: Robert D. Scinto a member	By:	Frederick C.Herbst
Chief Financial Officer
Its: